                                                                    EXHIBIT 99.1




ISPAT INLAND, L.P.
AND SUBSIDIARIES

Consolidated Financial Statements for the
Years Ended December 31, 2005, 2004 and 2003 and Independent Auditors' Report

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Partners of
Ispat Inland, L.P.:

We have audited the accompanying consolidated balance sheets of Ispat Inland, L.P. and subsidiaries (the "Partnership"), a Delaware limited partnership, as of December 31, 2005 and 2004, and the related consolidated statements of operations and comprehensive income, changes in partners' capital, and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Partnership's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Ispat Inland, L.P. and subsidiaries at December 31, 2005 and 2004, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.



DELOITTE & TOUCHE LLP


March 10, 2006

ISPAT INLAND, L.P. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2005 AND 2004
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------


ASSETS                                                           2005            2004

CURRENT ASSETS:
  Cash and cash equivalents                                    $    537        $  1,488
  Interest receivable from Mittal Steel USA Inc.                 15,066          14,514
                                                               --------        --------

          Total current assets                                   15,603          16,002

INVESTMENT IN PREFERRED STOCK OF MITTAL STEEL USA INC.           90,000          90,000

NOTE RECEIVABLE FROM MITTAL STEEL USA INC.                      569,753         569,420

DEFERRED TAX ASSETS                                                 439              64

DEFERRED CHARGES                                                 12,606          14,458
                                                               --------        --------

TOTAL ASSETS                                                   $688,401        $689,944
                                                               ========        ========

LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES:
  Payable to Mittal Steel USA Inc.                             $  1,179        $  1,108
  Accrued interest                                               14,350          13,655
                                                               --------        --------

           Total current liabilities                             15,529          14,763

LONG-TERM DEBT                                                  569,753         569,420

NOTE PAYABLE TO MITTAL STEEL USA INC.                            13,585          15,849
                                                               --------        --------

           Total liabilities                                    598,867         600,032

PARTNERS' CAPITAL                                                89,534          89,912
                                                               --------        --------

TOTAL LIABILITIES AND PARTNERS' CAPITAL                        $688,401        $689,944
                                                               ========        ========



See notes to consolidated financial statements.

ISPAT INLAND, L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------


                                                                   2005             2004            2003

REVENUES:
  Interest income                                                $ 59,267         $ 69,800         $ 37,161
  Accretion income                                                    333            2,045
  Dividends from Mittal Steel USA Inc.                                              10,535            8,916
                                                                 --------         --------         --------

          Total revenues                                           59,600           82,380           46,077
                                                                 --------         --------         --------

EXPENSES:
  Interest expense                                                 58,275           69,815           34,599
  Amortization expense                                              1,935            9,595            1,678
  Administrative expense                                              143               64                2
                                                                 --------         --------         --------

           Total expenses                                          60,353           79,474           36,279
                                                                 --------         --------         --------

INCOME (LOSS) BEFORE INCOME TAXES                                    (753)           2,906            9,798

PROVISON FOR (BENEFIT FROM) INCOME TAXES                             (375)          (1,209)           2,888
                                                                 --------         --------         --------

NET INCOME (LOSS)                                                    (378)           4,115            6,910
                                                                 --------         --------         --------

OTHER COMPREHENSIVE LOSS--Net of tax:
  Amortization of intrinsic value of interest rate collar                                               (90)
                                                                 --------         --------         --------

COMPREHENSIVE INCOME (LOSS)                                      $   (378)        $  4,115         $  6,820
                                                                 ========         ========         ========



See notes to consolidated financial statements.

ISPAT INLAND, L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                          9064-4816                 TOTAL
                                               ISPAT SIDBEC INC.         QUEBEC INC.              PARTNERS'
                                               (LIMITED PARTNER)      (GENERAL PARTNER)            CAPITAL

BALANCE--January 1, 2003                           $ 78,319                $    792                $ 79,111

  Distributions to Partners                            (133)                     (1)                   (134)

  Net income                                          6,841                      69                   6,910

  Other comprehensive income items--
    net of tax                                          (89)                     (1)                    (90)
                                                   --------                --------                --------

BALANCE--December 31, 2003                           84,938                     859                  85,797

  Net income                                          4,074                      41                   4,115
                                                   --------                --------                --------

BALANCE--December 31, 2004                           89,012                     900                  89,912

  Net loss                                             (374)                     (4)                   (378)
                                                   --------                --------                --------

BALANCE--December 31, 2005                         $ 88,638                $    896                $ 89,534
                                                   ========                ========                ========



See notes to consolidated financial statements.

ISPAT INLAND, L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                                    2005             2004              2003
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                                              $    (378)        $   4,115         $   6,910
  Adjustments to reconcile net income (loss) to net cash flows
    From operating activities:
    Amortization expense                                                             1,935             9,595             1,678
    Derivative mark-to-market adjustment                                                                               (13,707)
    Amortization of transition adjustment                                                                                 (139)
    Deferred taxes                                                                    (375)           (1,209)            4,489
                                                                                                     (10,535)           (8,916)
    Change in:
      Interest receivable from Mittal Steel USA Inc.                                  (552)          (14,418)              114
      Accrued interest payable                                                         695            13,621              (291)
      Income taxes receivable                                                                                            1,113
      Payable to Mittal Steel USA Inc.                                               1,436             1,106              (670)
                                                                                 ---------         ---------         ---------

           Net cash flows from operating activities                                  2,761             2,275            (9,419)
                                                                                 ---------         ---------         ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Repayments from Mittal Steel USA Inc. of note receivable                                           661,500             7,000
  Proceeds from First Mortgage note receivable                                                      (794,878)
  Repayments from Mittal Steel USA Inc. of First Mortgage note receivable                            227,500
  Dividends from Mittal Steel USA Inc.                                                                10,535             8,916
                                                                                 ---------         ---------         ---------

           Net cash flows from investing activities                                                  104,657            15,916
                                                                                 ---------         ---------         ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on long-term debt                                                                                            (7,000)
  Long-term debt retired                                                                            (889,000)
  Proceeds from FINCO subordinated note payable                                                       10,954
  Financing fees paid                                                                                (21,736)
  Payments to Mittal Steel USA Inc. on note payable                                 (3,712)             (677)             (538)
  Proceeds from long-term debt issued                                                                794,878
  Distributions to Partners                                                                                               (134)
                                                                                 ---------         ---------         ---------

           Net cash flows from financing activities                                 (3,712)         (105,581)           (7,672)
                                                                                 ---------         ---------         ---------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                               (951)            1,351            (1,175)

  Beginning of year                                                                  1,488               137             1,312
                                                                                 ---------         ---------         ---------

  End of year                                                                    $     537         $   1,488         $     137
                                                                                 =========         =========         =========


CASH PAID DURING THE YEAR FOR:
  Interest                                                                       $  55,849         $  52,249         $  47,918
                                                                                 =========         =========         =========

  Income taxes                                                                   $                 $                 $
                                                                                 =========         =========         =========

NONCASH ACTIVITY:
  Deferred tax related to comprehensive loss items                               $                 $                 $     (49)
                                                                                 =========         =========         =========
  Financing fees                                                                 $      83
                                                                                 =========
  Interest converted to principal                                                $   1,365
                                                                                 =========


See notes to consolidated financial statements.

ISPAT INLAND, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------


1.   ORGANIZATION AND BUSINESS

     Ispat Inland, L.P. (the "Partnership"), formed on July 16, 1998, is a Delaware limited partnership. Ispat Sidbec Inc. is the limited partner with a 99% Partnership interest and 9064-4816 Quebec Inc. is the general partner with a 1% Partnership interest. Both are Canadian companies and indirect wholly owned subsidiaries of Mittal Steel Company N.V. ("Mittal NV"), formerly Ispat International N.V. On December 17, 2004, Ispat International N.V. completed its acquisition of LNM Holdings N.V. and changed its name to Mittal Steel Company N.V. On December 22, 2005, Mittal NV announced that its wholly owned subsidiaries Mittal Steel USA ISG, Inc. and Ispat Inland, Inc. would merge. Following the consummation of the merger, the company was renamed Mittal Steel USA Inc. ("Mittal USA").

     The purpose of the Partnership and its subsidiaries is to provide funding to Mittal USA. Accordingly, on July 16, 1998, the Partnership entered into a Credit Agreement (the "Credit Agreement") for a senior secured term credit facility and letter of credit with a syndicate of financial institutions. On March 25, 2004, a newly created subsidiary of the Partnership issued $800,000 principal amount of senior secured notes:
     $150,000 of floating rate notes at LIBOR plus 6.75% due April 1, 2010 and $650,000 of fixed rate notes at 9.75% (issued at 99.212% to yield 9.875%) due April 1, 2014 (the "Senior Secured Notes") and retired all debt outstanding under the Credit Agreement. The Partnership and its subsidiaries are restricted from engaging in any business or activity other than those directly associated with the March 25, 2004 refinancing.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CONSOLIDATION--The consolidated financial statements include the accounts of the Partnership and its subsidiaries. The Partnership has two wholly owned subsidiaries, 3019693 Nova Scotia U.L.C. (incorporated in Nova Scotia) which, in turn, has one wholly owned subsidiary, Ispat Inland Finance Corp, LLC (incorporated in Delaware) and as of March 25, 2004, Ispat Inland U.L.C. (incorporated in Nova Scotia). All significant intercompany transactions and balances have been eliminated.

     CASH EQUIVALENTS--Cash equivalents are highly liquid, short-term investments purchased with maturities of three months or less when acquired.

     INVESTMENTS--The Partnership's investment in the Series A 8% Preferred Stock, $.01 par value of Mittal USA is carried at cost as it is not readily marketable. In 1999, a retroactive amendment was made to the preferred stock characteristics, which stated that the preferred stock would be cumulative, starting from the date of issuance, July 16, 1998. At December 31, 2003, dividends in arrears on the Preferred Stock were $3.7 million. These dividends in arrears were paid in 2004. There were not dividends paid in 2005.

     DEFERRED CHARGES--Deferred financing costs are capitalized and amortized over the terms of the related debt (see Note 3). Accumulated amortization of these costs totaled $20,681 and $18,746 at December 31, 2005 and 2004, respectively. Approximately $5.4 million of deferred charges were written off in relation to the repayment of the Series Z notes on December 30, 2004 (see Note 3).

     INCOME TAXES--Income taxes are based upon the reported results of operations and reflect the impact of differences between the amount of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes.

     DERIVATIVES--Derivative financial instruments are utilized from time to time to manage exposure to fluctuations in interest rates for floating rate debt (see Note 6). All derivative financial instruments are recorded on the balance sheet at their fair value. For those derivative instruments which do not qualify for hedge accounting, changes in fair value are recognized in income. The realized and unrealized gains and losses are recognized in interest expense.

     There are no derivative instruments outstanding as of December 31, 2005.

     USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and related notes to financial statements. Changes in such estimates may affect amounts reported in future periods.

3.   LONG-TERM DEBT AND NOTE RECEIVABLE FROM MITTAL STEEL USA INC.

     Debt consists of the following:

                                                           DECEMBER 31
                                                  ---------------------------
                                                     2005             2004
     Series Y, due April 1, 2010                  $ 150,000         $ 150,000
     Series Z, due April 1, 2014                    422,500           422,500
     Series Z discount                               (2,747)           (3,080)
                                                  ---------         ---------

     Long-term portion                            $ 569,753         $ 569,420
                                                  =========         =========



     On March 25, 2004, a newly created subsidiary of the Partnership issued $800,000 principal amount of senior secured notes: $150,000 of floating rate notes bearing interest at LIBOR plus 6.75% due April 1, 2010 and $650,000 of fixed rate notes bearing interest at 9.75% (issued at 99.212% to yield 9.875%) due April 1, 2014 (the "Senior Secured Notes"). Also on March 25, 2004, Mittal USA issued $800,000 principal amount of First Mortgage Bonds (Series Y, in a principal amount of $150,000, and Series Z, in a principal amount of $650,000) to Ispat Inland Finance, LLC which, in turn, pledged them to the trustee for the Senior Secured Notes as security. The $775,500 net proceeds from the offering were used to retire the entire balance outstanding of $661,500 of senior secured term loans under the previous Credit Agreement, and repay the entire balance outstanding of $105,000 under Mittal USA's inventory revolving credit facility, with the remainder of the proceeds used to reduce the amount outstanding under Mittal USA's receivables revolving credit facility. The related Series U and W first Mortgage Bonds from Mittal USA were retired at the close of the refinancing. The early retirement of the senior secured term loans was done at par, without prepayment penalty.

     The Senior Secured Notes are also secured by a second position lien on the inventory of Mittal USA. As further credit enhancement, the Senior Secured Notes are fully and unconditionally guaranteed by Mittal USA, certain subsidiaries of Mittal USA, Mittal NV and certain other affiliates of Mittal NV.

     Mittal USA is obligated to pay interest on the Series Y First Mortgage Bonds at the rate paid on the floating rate Senior Secured Notes, plus 1/2 of 1% per annum and on the Series Z First Mortgage Bonds at a rate of 10.25%.

     The First Mortgage Bonds are the obligation solely of Mittal USA and have not been guaranteed or assumed by, or otherwise become the obligation of, Mittal NV or any of its other subsidiaries. Each series of First Mortgage Bonds issued by Mittal USA is limited to the principal amount outstanding. A substantial portion of the property, plant and equipment owned by Mittal USA at its Indiana Harbor Works is subject to the lien of the First Mortgage. This property had a book value of approximately $1,500,000 on December 31, 2005 and $1,600,000 on December 31, 2004.

     The terms of the Senior Secured Notes place certain limitations on the ability of Mittal USA and its subsidiaries to, among other things, (i) incur additional indebtedness, (ii) pay dividends or make other distributions or repurchase or redeem stock, (iii) make investments, (iv) sell assets, (v) incur liens, (vi) enter into agreements restricting their subsidiaries' ability to pay dividends, (vii) enter into transactions with affiliates, (viii) engage in certain businesses and (ix) consolidate, merge or sell all or substantially all of its or their assets. The indenture under which the Senior Secured Notes were issued also contains limitations on the ability of the Partnership and the guarantors, other than Mittal NV and those that are not subsidiaries of Mittal USA to, among other things, engage in business activities, other than performing their obligations under the indenture, incur additional indebtedness and pay dividends. Such indenture also contains limited covenants that are applicable to Mittal NV. These limitations are subject to a number of exceptions and qualifications. Mittal NV, Mittal USA and the Partnership were in compliance with all covenants on December 31, 2005.

     At December 31, 2005, the restrictions in the indenture for the Senior Secured Notes on Mittal USA and its subsidiaries paying dividends or making other distributions to shareholders and the repurchase or redemption of stock limited such payments to $503 million. In January 2006, with an upgrade from Moody's, the Senior Secured Notes were rated investment grade by both Moody's and S&P. Under terms of the indenture, this resulted in the suspension of many of these limitations and restrictions, including restrictions on paying dividends or making other distributions to shareholders and the repurchase or redemption of stock.

     On December 30, 2004, the Partnership redeemed $227.5 million principal amount of its 9 3/4% senior secured Series Z notes due 2014, at a redemption price equal to 109 3/4% of the outstanding principal amount redeemed, plus accrued and unpaid interest on such amount to, but excluding, December 30, 2004. Prior to the redemption of the notes, Mittal NV purchased $256.0 million of capital stock of Mittal USA. Consistent with the terms of the indenture with respect to the notes, the cash proceeds from the stock offering were used to redeem the notes. After giving effect to this redemption, $442.5 principal amount of the 9 3/4% senior secured notes due in 2014 remain outstanding.

     The Partnership amortizes the discount associated with the issuance of the fixed rate notes evenly over the life of the notes, adjusted for early redemption. This amortized discount is recognized as interest expense on the income statement. Accretion income is recognized using the same methodology as the amortization of the discount to adjust the note receivable.

     Maturities of long-term debt obligations are $150,000 in 2010 and $422,500 in 2014.

4.   INCOME TAXES

     The provision for (benefit from) income taxes consists of the following:



                                                       DECEMBER 31
                                        ---------------------------------------
                                          2005            2004            2003

     Current federal                    $               $               $(1,601)
     Deferred federal                      (306)         (1,653)          4,275
     Deferred state                         (69)            444             214
                                        -------         -------         -------

     Total provision (benefit)          $  (375)        $(1,209)        $ 2,888
                                        =======         =======         =======



     An election under Treasury regulation Sec. 301.7701-3 has been made to treat the Partnership as a corporation for U.S. federal tax purposes. Elections under the above-cited regulation have been made to treat the Partnership's wholly owned subsidiaries, 3019693 Nova Scotia U.L.C. and Ispat Inland U.L.C., and 3019693 Nova Scotia U.L.C.'s wholly owned subsidiary, Ispat Inland Finance Corp, LLC, as single member, pass-through entities for U.S. federal tax purposes.

     Deferred tax assets and liabilities arise from the impact of temporary differences between the amount of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes. At December 31, 2005 and 2004, the Partnership had gross deferred tax assets of $6,719 and $7,095, respectively, which were principally related to disallowed interest on debt and net operating loss carryforwards. At December 31, 2005 and 2004, there were gross deferred tax liabilities of $6,280 and $7,031, respectively, principally related to a basis reduction of the Partnership's interest in Mittal USA's stock.

     At December 31, 2005, the Partnership had net operating loss carryforwards for federal tax purposes expiring as follows:


     2022                                                           $   2,582
     2023                                                               6,345
     2024                                                               5,452
     2025                                                                 753
                                                                    ---------

     Total                                                          $  15,132
                                                                    =========


     No valuation allowance has been provided on deferred tax assets as management believes it is more likely than not that the deferred income tax assets will be fully recoverable.

5.   RELATED-PARTY TRANSACTIONS

     Interest income related to the Series U First Mortgage Bonds from Mittal USA was $8,354 for the year ended December 31, 2004 and $36,999 for the year ended December 31, 2003. There was no interest income for the year ended December 31, 2005. This note receivable, in the original amount of $700,000, arose on July 16, 1998 and had scheduled principal repayments similar to the senior secured term loans under the previous Credit Agreement (see Note 3). Interest income related to the Series Y and Z First Mortgage Bonds was $59,217 for the year ended December 31, 2005 and $61,446 for the year ended December 31, 2004. This note receivable arose on March 25, 2004 and has scheduled repayments similar to the Senior Secured Notes (see Note 3).

     Interest expense on the notes payable to Mittal USA was $1,398 for the year ended December 31, 2005, $1,904 for the year ended December 31, 2004 and $489 for the year ended December 31, 2003. These notes payable arose on July 16, 1998 in connection with certain financing costs incurred by the Partnership related to the senior secured term loans under the previous Credit Agreement, costs incurred in relation to settlement of an interest rate collar, and costs associated with the March 25, 2004 issuance of the Senior Secured Notes. Interest on the notes payable to Mittal USA are at 8% and 9.87% per annum, with payment due on April 2, 2014, unless the Partnership chooses to prepay. On the anniversary date of the loans, unpaid interest is converted to principal. On April 2, 2005, $1,365 of unpaid interest was converted to principal.

6.   FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

     LONG-TERM DEBT--The estimated fair value of the Partnership's long-term debt, based on quoted market prices, was $634,481 at December 31, 2005, as compared with the carrying value of $569,753 at December 31, 2005.

7.   SUBSEQUENT EVENT

     On March 1, 2006, the Partnership issued a notice of redemption for all $150 outstanding principal amount of its floating rate Senior Secured Notes due 2010 at a redemption price equal to 103% of the outstanding principal amount, plus accrued and unpaid interest to, but excluding, April 1, 2006. The bonds will be redeemed effective April 1, 2006.